UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013 (February 27, 2013)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 27, 2013, pursuant to the By-Laws of Torchmark Corporation (the “Company”), the Board of Directors (the Board) of the Company voted to expand the number of directors to fourteen persons and elected Marilyn A. Alexander and Wesley D. Protheroe to fill the newly created directorships. Ms. Alexander and Mr. Protheroe will each serve for an initial term commencing on their February 27, 2013 election and ending at the beginning of the April 25, 2013 Annual Meeting of Shareholders. There were no understandings or arrangements pursuant to which Ms. Alexander and Mr. Protheroe were selected as directors. Having been determined by the Board to be “independent” pursuant to NYSE rules and additional Company criteria, Ms. Alexander and Mr. Protheroe were named to serve on the Audit Committee of the Board. Ms. Alexander and Mr. Protheroe are compensated for their service as directors pursuant to the Amended 2011 Non-Employee Director Compensation Plan (the Plan), a sub-plan of the Torchmark Corporation 2011 Incentive Plan. Pursuant to the Plan, each was awarded $100,000 of restricted stock upon their election to the Board, valued at the NYSE closing price of Company common stock on February 27, 2013. They will also receive an annual cash retainer of $90,000 (prorated for the period of their service) and an annual equity retainer allowing them to elect to receive $100,000 of restricted stock, restricted stock units or stock options (prorated for the period of their service). As members of the Audit Committee, each will also receive an annual cash Audit Committee member retainer of $10,000 (prorated for their period of service). There are no transactions or currently proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K involving either Ms. Alexander or Mr. Protheroe.

(e) On February 27, 2013, pursuant to the Company’s 2011 Incentive Plan (the 2011 Plan) the Corporation Committee and/or the independent numbers of the Board of Directors of the Company granted non-qualified stock options with a seven year term and an excise piece per share equal to the NYSE market closing price of Company common stock on February 27, 2013 ($56.10) to the following executives: Gary L. Coleman, 100,000 shares; Larry M. Hutchison, 100,000 shares; Frank M. Svoboda, 40,000 shares; Roger C. Smith, 60,000 shares; Vern D. Herbel, 35,000 shares; and Charles F. Hudson, 60,000 shares. On February 27, 2012, the following executives were also issued performance share awards (shown at target level) for the three year performance period commencing January 1, 2013 through December 31, 2015 to be earned and issued (from 0% at threshold to 200% at maximum) based upon the extent the Company achieves performance goals set by the Corporation Committee (40% weight to three year growth in earnings per share (ranging from 4% to 12%), 30% weight to growth in underwriting income (ranging from 0% to 8%), and 30% weight to average return on equity over the three year period (ranging from 14% to 16%): Gary L. Coleman , 25,000 shares; Larry M. Hutchison, 25,000 shares; Frank M. Svoboda, 6,000 shares; Roger C. Smith, 14,000 shares; and Vern D. Herbel, 5,000 shares. The Compensation Committee also fixed 2013 annual cash bonus targets for Messrs. Coleman, Hutchison, Svoboda, Smith, McAndrew (prorated for the period of his service as an executive officer in 2013), and Hudson as follows: 40% weight to growth in earnings per share (ranging from 2% to 17%); 30% weight to growth in underwriting income (ranging from 0% to 11%) and 30% weight to return on equity (ranging from 13.5% to 16.5%). Additionally, Mr. Herbel was awarded 12,500 shares of time-vested restricted stock. 2013 salaries were set as follows: $1,100,000 (prorated for the period of his service as an executive officer in 2013) for Mark S. McAndrew; $800,000 for Gary L. Coleman and Larry M. Hutchison; $420,000 for Frank M. Svoboda; $500,000 for Vern D. Herbel; $530,000 for Roger C. Smith; and $457,000 for Charles Hudson.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 5, 2013	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary

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